                                                                     EXHIBIT (j)


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Trustees of AIM Investment Funds:

     RE:  AIM Global Government Income Fund
          AIM Emerging Markets Debt Fund
          AIM Strategic Income Fund
          AIM Global Consumer Products and Services Fund
          AIM Global Financial Services Fund
          AIM Global Health Care Fund
          AIM Global Infrastructure Fund
          AIM Global Resources Fund
          AIM Global Telecommunications Fund
          AIM Developing Markets Fund
          AIM Latin American Growth Fund
          AIM Global Growth & Income Fund
          (hereinafter referred to as "the Funds")

We consent to the inclusion in Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A, under the Securities Act of 1933, as amended of AIM Investment Funds: (the "Funds"), of our reports dated December 18, 1998 (December 11, 1998 with respect to the AIM Developing Markets Fund), on our audits of the financial statements and financial highlights of the Funds, which reports are included in the Annual Report to Shareholders for the periods stated therein, which is also included in this Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants" in the Statement of Additional information.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP


Boston, Massachusetts
February 18, 1999